Fushi Copperweld Raises $1.92 Million in Private Placement

Dalian, China, February 26, 2009 – Fushi Copperweld, Inc., (the “Company” or “Fushi”) (Nasdaq: FSIN), the leading global manufacturer and innovator of copper-clad bimetallic wire used in a variety of telecommunication, utility, transportation and other electrical applications, today announced that the Company sold in a private placement 400,000 shares of its common stock, par value $0.006 per share (the “Common Stock”) for an average price of $4.80 per share, and warrants to purchase 300,000 shares of Common Stock, for a total purchase price of $1,920,000.

The warrants consisted of Series A Warrants to purchase 100,000 shares of Common Stock at an exercise price of $5.25 per share, Series B Warrants to purchase 100,000 shares of Common Stock at an exercise price of $5.50 per share, and Series C Warrants to purchase 100,000 shares of Common Stock at an exercise price of $6.00 per share.

Mr. Li Fu, Chairman and Chief Executive Officer of Fushi Copperweld, commented, ''We raised this money to support the growth expansion in our Fayetteville, TN facility.  While we believe our cash flow from operations in Fayetteville will be largely self-sufficient moving forward, we are seeing an increase in orders and have the opportunity to pursue new business opportunities for some of our latest market applications. Regulations recently put in place by China’s State Administration for Foreign Exchange (SAFE) have made it slightly more time consuming for a domestic Chinese company to transfer monies outside of the country. We continue to transfer funds overseas to support our non-Chinese operating units and do not anticipate the new SAFE regulations to hinder cash flow within the Company moving forward. However, we believed raising this small amount of capital at this time would enable us to move faster in capitalizing on opportunities we are seeing in the U.S. market. We have a very strong cash position and are pleased with the overall developments in our business.  We look forward to updating investors on our progress when we report our fourth quarter and year-end earnings results in the coming weeks.”

This transaction is described in more detail in a current report on Form 8-K filed today with the Securities and Exchange Commission.

About Fushi Copperweld, Inc.
Fushi Copperweld, Inc. through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co, Ltd., and Copperweld Bimetallics, LLC, is the leading manufacturer and innovator of copper cladded bi-metallic engineered conductor products used in the electrical, telecommunications, transportation, utilities and industrial industries.  With extensive design and production capabilities and a long-standing dedication to customer service, Fushi-Copperweld, Inc. is the preferred choice bi-metallic products world-wide.  For more information, visit: www.fushicopperweld.com.

Safe Harbor Statement
This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “will” “believes”, “expects” or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect.  All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

Contact Information:

Nathan Anderson
Director of Investor Relations
Fushi Copperweld, Inc.
Email: IR@fushicopperweld.com
Tel: (+1) 931.433.0482

Bill Zima
ICR Inc.
Tel: 203-682-8200